STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of August _____, 2002, among Millagro, a corporation organized and existing under the laws of the Republic of Muldova(hereinafter the "Seller" or the "Company"), and Emerging Markets Corporation ( "Purchaser").

         WHEREAS, subject to the terms and conditions set forth in this Agreement in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), the Seller desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Seller (i) all of the common stock of Emerging Markets Corporation (the "Common Stock"), as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1      The Closing
                  -----------

                  (a) The Closing. Subject to the terms and conditions set forth in this Agreement, the Seller shall issue and sell to the Purchaser and the Purchaser shall purchase from the Seller the Common Stock for three million (3,000,000) shares of the common stock of the Purchaser paid to the Seller. The exchange of shares (the "Exchanged Shares") and execution of this Agreement and all related documents (the "Closing") shall take place at the offices of Feingold & Kam, Attorneys at Law, who act as legal counsel to the Seller ("Feingold & Kam"). In the alternative, the Closing may take place via faxed copies of each document being exchanged, with Feingold & Kam receiving copies of each document and thereafter immediately notifying the parties hereto that the transaction has closed as a result of the complete execution of all necessary documents as determined by Feingold & Kam, who shall hold all documents in escrow pending their complete execution. The date of the Closing is hereinafter referred to as the "Closing Date."

                          (i) On the Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Exchanged Shares (B) Initial of each page of each document by each party (C) such other documents as are reasonably necessary to complete this transaction including but not limited to instructions to be provided to the transfer agent, the securities and exchange commission and any other third party to effectuate this transaction. Feingold & Kam shall act as escrow agent and upon its receipt of the necessary stock and documents, it shall release complete copies of the same to each party and the appropriate stock to the appropriate party.

                          (ii) The Closing shall be conditioned on the continued accuracy of the representations, warranties and covenants contained in this Agreement and receipt by all parties of all corporate, regulatory and other third party approvals and authorizations necessary to consummate the Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Purchasers:

                  (a) Organization and Qualification. The Seller is an individual or a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Seller is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the securities to be issued under this Agreement or any document executed related to this transaction (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the company whose stock is being purchased under this Agreement (the "Company"), or (z) adversely impair the Seller's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

                  (b) Authorization; Enforcement. The Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Seller and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. Neither the Seller nor any related entity is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

                  (c) Capitalization. The number of authorized, issued and outstanding capital stock of the Company is _______________ shares of common stock with no other equity securities outstanding. Except as disclosed herein, the Company owns all of the capital stock of each or any subsidiary. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the securities of the Company or any subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company, the Seller or any subsidiary by virtue of any of the Transaction Documents.

                  (d) Issuance of this Agreement. The Seller will have (and will, at all times while this Agreement is outstanding, maintain) an adequate reserve of duly authorized shares of common stock, reserved for issuance to the Purchaser, to enable it to perform its conversion, exercise and other obligations under this Agreement.

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Seller and the consummation by the Seller of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Seller or Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

                  (f) Filings, Consents and Approvals. Neither the Seller, Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Seller or the Company of the Transaction Documents, other than the filings required pursuant to Section 3.10, and in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the items described in Section 3.10 are collectively, the "Required Approvals").

                  (g) Litigation; Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller or the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Seller, Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Seller or Company does not have pending before the Commission any request for confidential treatment of information and the Seller and Company has no knowledge of any expected such request. There has not been, and to the best of the Seller and Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Seller or the Company or any current or former director or officer of the Company.

                  (h) No Default or Violation. Neither the Seller, Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Seller, Company or any Subsidiary under), nor has the Seller, Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

                  (i) Private Offering. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Seller, Company nor any Person acting on its behalf has taken or is contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                  (j) SEC Documents; Financial Statements. The Company is not a public company and thereby not presently required to file financial statements with the SEC. After the completion of this transaction, the Company will be required to make such filings as for legal and accounting purposes this transaction will be treated as an acquisition of a wholly owned subsidiary.

                  (k) Investment Company. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (l) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

                  (m) Solicitation Materials. Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                  (n) Exclusivity. The Seller shall not issue and sell securities to any Person other than the Purchasers without the specific prior written consent of the Purchasers.

                  (o) Seniority. No indebtedness of the Company is senior to the Securities in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

                  (p)     Listing and Maintenance Requirements. None

                  (q) Patents and Trademarks. The Company and its Subsidiaries do not have rights to use any patents or trademarks as of the date of this Agreement.

                  (r) Rights of Participation. The transactions contemplated by the Transaction Documents reflect all parties who have rights to participate in this transaction and there are no undisclosed beneficiaries to this Agreement.

                  (s) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses.

                  (t) Title. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (v) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (w) Disclosure. The Seller confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Seller understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Seller are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (x) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and project capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).
The business condition(financial or otherwise), results of operations, assets and liabilities and properties of the Seller has not undergone any material adverse changes since the date of the last regularly prepared financial statements of the Seller.

         2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby for itself and for no other Purchaser represents and warrants to the Seller as follows:

                  (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) Intent. Such Purchaser is acquiring the Common Stock as principal for its own account and not with a view to act as a statutory underwriter, without prejudice, however, to such Purchaser's right, to sell or otherwise dispose of all or any part of such Securities. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) Ability of such Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents. The business condition(financial or otherwise), results of operations, assets and liabilities and properties of the Purchaser has not undergone any material adverse changes since the date of the last regularly prepared financial statements of the Seller.

                  (g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (h) Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act or any other jurisdiction in a private placement that is exempt from the registration provisions of the Securities Act subject to any applicable restrictions on transfer and resale and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

          3.0 Spinoff. Millagro shall have the option to spin itself off from EMC after eighteen months of the closing of this transaction.

          3.1 Transfer Restrictions. (a) Securities which have been transferred pursuant to this Agreement and which contain a restrictive legend may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by a Purchaser to an Affiliate of such Purchaser or to one or more funds or managed accounts under common management with such Purchaser, and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

                  (b) The Purchasers agree to the imprinting on any non-free trading stock that has been purchased, so long as is required by this Section 3.1(b), of the following legend on the Securities:

                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                  The Shares shall not contain the legend set forth above nor any other legend if the issuance of the Shares occurs at any time while, the Shares received are free trading, a Shares Registration Statement is effective under the Securities Act or the holder of any such security is relying on Rule 144 promulgated under the Securities Act ("Rule 144") in connection with the resale of such Shares or in the event there is not an effective Shares Registration Statement at such time and Rule 144 is not then available if, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall permit Purchasers Counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the Shares Registration Statement is declared effective by the Commission (the "Effective Date"). The Company agrees that in the event any Shares are issued with a legend in accordance with this Section 3.1(b), it will, within three (3) Trading Days after request therefor by a Purchaser, provide such Purchaser with a certificate or certificates representing such Shares, free from such legend at such time as such legend would not have been required under this Section 3.1(b) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

          3.2 Acknowledgment of Dilution. The parties acknowledge that this transaction may have a dilutive effect on the shares of either the Purchaser or the Seller.

          3.3 Furnishing of Information. As long as the shareholders of the Purchaser own Securities, the shareholders of the Purchaser agree to help the Company to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act, to the extent the shareholder's assistance is needed.

          3.4 Integration. The Seller shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

          3.5 Increase in Authorized Shares. The Purchaser represents that it has the ability to increase the authorized shares of Emerging Markets Corporation if necessary to comply with the terms of this transaction.

          3.6 Reservation and Listing of Underlying Shares. The Purchaser acknowledges and represents that it is a currently a reporting company as defined by any Securities and Exchange Rules and Regulations and states that the shares of the Purchaser have been registered under Section 15(d) of the Exchange Act and are eligible for trading on the OTC Bulletin Board upon the filing of a 15c2-11. The Purchaser has complied with all applicable laws, rules and regulations including without limitation the requirements of the Securities and Exchange Act through the closing of this transaction.

          3.8     Non-Disclosure of Non-Public Information

          (a) The Seller shall make sure that the Company shall not disclose non-public information to the Purchasers or their advisors or representatives unless prior to disclosure of such information the Company identifies such information as being non-public information and the Purchasers enter into a non-disclosure agreement in form mutually acceptable to the Company and the Purchasers.

          (b) The Seller represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts.

          3.9 Transfer of Intellectual Property Rights. Except in connection with the sale of all or substantially all of the assets of the Company or licensing arrangements in the ordinary course of the Company's business, the Seller shall make sure that the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers.

          3.7 Use of Proceeds. The Seller shall not use the net proceeds from the sale of the Securities hereunder for any unlawful purpose.

                                   ARTICLE IV
                                  MISCELLANEOUS

          4.1 Fees and Expenses. At the Closing, each party shall be responsible for their own fees and expenses.

          4.2 Entire Agreement; Amendments. The Transaction Documents, together with the Exhibits and Schedules thereto and Transfer Agent Instructions, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (Florida time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (Florida time) on any date and earlier than 11:59 p.m. (Florida time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

          4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Seller.

          4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          4.8 Governing Law and Exclusive Remedy. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. The parties agree to submit to binding arbitration any and all claims, disputes and controversies between them relating to this agreement, including the issues of fraud, misrepresentation, recission, revocation, administration, modification or extension. Such arbitration shall take place in West Palm Beach, Florida, and conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The successful or prevailing party shall be entitled to recover all costs and fess incurred in the arbitration and enforcement thereof, including reasonable attorney's fees and expert witness fees.

          4.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

          4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          4.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    MILLAGRO

                                    By:_____________________________________
                                                 Signature
                                    ----------------------------------
                                                 Title

                                    EMERGING MARKETS CORPORATION

                                    By:_____________________________________
                                                 Signature

                                    ---------------------------------
                                                 Title